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                                                                      Exhibit 23



               Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-84472 and No. 333-33417 and Form S-8 No. 333-04123) of
Computer Integration Corp. of our report dated August 13, 1997 (except for the second paragraph of Note 13, as to which the date is September 18, 1997), with respect to the consolidated financial statements and schedules of Computer Integration Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.



                                                       ERNST & YOUNG LLP



West Palm Beach, Florida
September 23, 1997